UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

GameSquare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39389	99-1946435
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2026, GameSquare Holdings, Inc., a Delaware corporation (the “Company” or “Parent”), GameSquare IP Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Buyer”), FanEngine Holdings Ltd., a private limited company organized under the laws of England and Wales (“Seller”), the Seller Securityholders party thereto (the “Seller Securityholders”), and Jesper Schertiger, solely in his capacity as representative of the Seller Securityholders (the “Seller Securityholder Representative”), entered into a Contribution Agreement (the “Contribution Agreement”).

Pursuant to the Contribution Agreement and subject to its terms and conditions, at the closing of the transactions contemplated thereby (the “Closing”), Seller will contribute, assign, transfer, convey and deliver to Buyer, and Buyer will acquire from Seller, all or substantially all of Seller’s right, title and interest in and to the assets, properties and rights used or held for use in the business, other than specified excluded assets (collectively, the “Purchased Assets”). The Purchased Assets include certain assigned contracts, specified intellectual property assets and licensed intellectual property, certain books and records, rights under warranties and indemnities relating to the Purchased Assets, specified claims and causes of action, and the goodwill and going-concern value associated with the Purchased Assets.

Buyer will assume only the liabilities expressly identified in the Contribution Agreement (the “Assumed Liabilities”), including (i) trade accounts payable to third parties that remain unpaid and are not delinquent as of the Closing, arose in the ordinary course of business consistent with past practice, and do not exceed $25,000 in the aggregate as of the Closing, and (ii) specified obligations under assigned contracts that are required to be performed after the Closing and do not relate to a pre-Closing breach, default or violation by Seller. Seller will retain all other liabilities, subject to the terms of the Contribution Agreement.

As consideration for the Purchased Assets, at the Closing, the Company will issue directly to the Seller Securityholders shares of the Company’s common stock, equal in the aggregate to thirty percent (30%) of the total issued and outstanding shares of the Company’s common stock as of the Closing, after giving effect to such issuance (the “Issued Shares”). Buyer will also assume the Assumed Liabilities. No Issued Shares or other stock consideration will be issued before the Closing, and all stock consideration is subject to receipt of the Company Stockholder Approval described below and the satisfaction or waiver of the other applicable closing conditions.

The Seller Securityholders will also be eligible to receive additional contingent stock consideration consisting of shares of the Company’s common stock equal in the aggregate up to ten percent (10%) of the total issued and outstanding shares of the Company’s common stock as of the Closing, after giving effect to the applicable issuance (the “Share Earnout Amount”). The Share Earnout Amount may be earned in two tranches. The first tranche, equal to five percent (5%) of the Company’s outstanding common stock as of the Closing, may be earned following Closing if the Purchased Assets generate either (i) at least one month of recognized revenue in excess of $3 million during the six-month period immediately following Closing or (ii) annualized recognized revenue of at least $30 million calculated based on such six-month period. The second tranche, equal to an additional five percent (5%) of the Company’s outstanding common stock as of the Closing, may be earned following Closing if the Purchased Assets generate either (i) at least one month of recognized revenue in excess of $6 million during the period beginning six months after Closing and ending eighteen months after Closing or (ii) annualized recognized revenue of at least $60 million during such period.

The Seller Securityholders will also be eligible to receive contingent cash consideration of up to $50 million in the aggregate (the “Cash Earnout Amount”). For the earnout period ending December 31, 2027, the Seller Securityholders may receive $0.50 for every $1.00 of Earnout Net Income in excess of $8 million, up to a maximum payment of $25 million. For the earnout period ending December 31, 2028, the Seller Securityholders may receive $0.50 for every $1.00 of Earnout Net Income in excess of $25 million, up to an additional maximum payment of $25 million.

Following the Closing, the Seller Securityholders will collectively own shares representing thirty percent (30%) of the Company’s issued and outstanding common stock, calculated immediately after issuance of the Issued Shares. If all milestones applicable to the Share Earnout Amount are achieved, the Seller Securityholders could receive additional shares representing up to an aggregate ten percent (10%) of the Company’s outstanding common stock as of the Closing, calculated pursuant to the Contribution Agreement. Because the potential issuance of the Issued Shares and Share Earnout Amount exceeds twenty percent (20%) of the Company’s outstanding common stock and voting power, approval of the Company’s stockholders is required pursuant to Nasdaq Listing Rule 5635(a), and the Closing is conditioned upon receipt of such approval. The Company will prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement relating to a special meeting of the Company’s stockholders to obtain approval of the issuance of the Issued Shares and any shares comprising the Share Earnout Amount as required by Nasdaq Listing Rule 5635(a) (the “Company Stockholder Approval”). The Company has agreed to solicit proxies in favor of the proposal, and the board of directors of the Company has agreed to recommend that stockholders approve the proposal, subject to the terms and conditions of the Contribution Agreement.

The Closing is to occur remotely by electronic exchange of documents and signatures on the second business day after satisfaction or waiver of the applicable conditions to Closing, other than conditions that by their nature are to be satisfied at the Closing, or at another time, date or place as Seller and Buyer may agree in writing. The Closing is subject to customary closing conditions, including (i) receipt of the Company Stockholder Approval, (ii) approval of the Issued Shares for listing on Nasdaq, subject to official notice of issuance, (iii) receipt or making of required governmental approvals, filings and registrations, (iv) the absence of certain legal restraints or proceedings prohibiting the transaction and (v) continued compliance with the parties’ obligations under the Contribution Agreement.

Effective as of the Closing, the Company must take the actions necessary to appoint two individuals designated by two Designated Holders (as defined in the Contribution Agreement) to the Company’s board of directors, subject to applicable qualification, independence and regulatory requirements. Subject to the ownership threshold and other conditions set forth in the Contribution Agreement, the Company will include each qualifying designee in the board’s slate of nominees at future annual meetings and use reasonable best efforts to cause the election of such designee.

The Contribution Agreement also contains customary representations, warranties, covenants, indemnification provisions and termination rights. The Contribution Agreement may be terminated before the Closing (i) by mutual written consent of Buyer and Seller, (ii) by Buyer or Seller following a material breach by the other party that is not waived or cured within 30 days after notice, (iii) by Buyer or Seller if specified closing conditions become impossible to satisfy, other than as a result of the terminating party’s failure to comply with its obligations, or (iv) by Buyer or Seller if the Closing has not occurred by December 31, 2026, subject to the terms of the Contribution Agreement.

The foregoing summary of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Contribution Agreement has been included to provide investors with information regarding its terms. It is not intended to provide factual information about the Company, Buyer, Seller, the Seller Securityholders or their respective affiliates. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement, were made solely for the benefit of the parties thereto, and may be subject to qualifications and limitations agreed upon by the parties, including confidential disclosures made for purposes of allocating contractual risk, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants as characterizations of the actual state of facts or circumstances.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Issued Shares and the Share Earnout Amount is incorporated by reference into this Item 3.02.

At the Closing, the Company will issue directly to the Seller Securityholders a number of shares of the Company’s common stock equal, in the aggregate, to thirty percent (30%) of the total issued and outstanding shares of the Company’s common stock as of the Closing, after giving effect to such issuance. In addition, upon achievement of the applicable earnout milestones and subject to the terms and conditions of the Contribution Agreement, the Seller Securityholders may become entitled to receive additional shares of the Company’s common stock equal, in the aggregate, to up to ten percent (10%) of the total issued and outstanding shares of the Company’s common stock as of the Closing, after giving effect to the applicable issuance.

The Company expects that the issuance of the Issued Shares and any Share Earnout Amount will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D thereunder. The securities issued pursuant to the Contribution Agreement will not be registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K and the press release furnished herewith contain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding the proposed acquisition of the Purchased Assets, the anticipated benefits of the transaction, the expected timing and completion of the transaction, satisfaction of closing conditions, receipt of stockholder, Nasdaq and regulatory approvals, issuance and listing of the Issued Shares, achievement of earnout thresholds and appointment of director designees. These statements are based on current expectations and assumptions and involve risks and uncertainties that may cause actual results to differ materially, including the risks that the transaction may not be completed on the anticipated terms or at all, required approvals may not be obtained, closing conditions may not be satisfied, the anticipated benefits of the transaction may not be realized, the Purchased Assets may not achieve the earnout milestones, and other risks described in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Important Additional Information and Where to Find It

In connection with the proposed issuance of the Issued Shares, the Company intends to file a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the SEC’s website and through the investor relations section of the Company’s website. Information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed issuance of the Issued Shares and any shares comprising the Share Earnout Amount. Information regarding the Company’s directors and executive officers, including their direct or indirect interests by security holdings or otherwise, is contained in the Company’s filings with the SEC. Additional information regarding the interests of such participants in the proposed transaction will be included in the proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Contribution Agreement, dated as of September 8, 2026, by and among GameSquare Holdings, Inc., GameSquare IP Holdings, Inc., FanEngine Holdings Ltd., the Seller Securityholders party thereto, and Jesper Schertiger, solely in his capacity as representative of the Seller Securityholders.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: September 9, 2026	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer, President and Director